April 30, 2025 First Quarter 2025 Investor Presentation

Important Notices 2 This presentation is issued by Annaly Capital Management, Inc. ("Annaly"), an internally-managed, publicly traded company that has elected to be taxed as a real estate investment trust for federal income tax purposes, and is being furnished in connection with Annaly’s First Quarter 2025 earnings release. This presentation is provided for investors in Annaly for informational purposes only and is not an offer to sell, or a solicitation of an offer to buy, any security or instrument. Forward-Looking Statements This presentation, other written or oral communications, and our public documents to which we refer contain or incorporate by reference certain forward-looking statements which are based on various assumptions (some of which are beyond our control) and may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “anticipate,” “continue,” “illustrative” or similar terms or variations on those terms or the negative of those terms. Such statements include those relating to the Company’s future performance, macro outlook, the interest rate and credit environments, tax reform and future opportunities. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability of mortgage-backed securities (“MBS”) and other securities for purchase; the availability of financing and, if available, the terms of any financing; changes in the market value of the Company’s assets; changes in business conditions and the general economy; the Company’s ability to grow its residential credit business; the Company's ability to grow its mortgage servicing rights business; credit risks related to the Company’s investments in credit risk transfer securities and residential mortgage-backed securities and related residential mortgage credit assets; risks related to investments in mortgage servicing rights; the Company’s ability to consummate any contemplated investment opportunities; changes in government regulations or policy affecting the Company’s business; the Company’s ability to maintain its qualification as a REIT for U.S. federal income tax purposes; the Company’s ability to maintain its exemption from registration under the Investment Company Act of 1940; and operational risks or risk management failures by us or critical third parties, including cybersecurity incidents. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law. We use our website (www.annaly.com) and LinkedIn account (www.linkedin.com/company/annaly-capital-management) as channels of distribution of company information. The information we post through these channels may be deemed material. Accordingly, investors should monitor these channels, in addition to following our press releases, SEC filings and public conference calls and webcasts. In addition, you may automatically receive email alerts and other information about Annaly when you enroll your email address by visiting the "News & Insights" section of our website, then clicking on "Subscribe" and completing the email notification form. Our website, any alerts and social media channels are not incorporated into this document. Past performance is no guarantee of future results. There is no guarantee that any investment strategy referenced herein will work under all market conditions. There is no guarantee that illustrative returns will occur. Prior to making any investment decision, you should evaluate your ability to invest for the long-term, especially during periods of downturns in the market. You alone assume the responsibility of evaluating the merits and risks associated with any potential investment or investment strategy referenced herein. To the extent that this material contains reference to any past specific investment recommendations or strategies which were or would have been profitable to any person, it should not be assumed that recommendations made in the future will be profitable or will equal the performance of such past investment recommendations or strategies. The information contained herein is not intended to provide, and should not be relied upon for accounting, legal or tax advice or investment recommendations for Annaly or any of its affiliates. Regardless of source, information is believed to be reliable for purposes used herein, but Annaly makes no representation or warranty as to the accuracy or completeness thereof and does not take any responsibility for information obtained from sources outside of Annaly. Certain information contained in the presentation discusses general market activity, industry or sector trends, or other broad-based economic, market or political conditions and should not be construed as research or investment advice. Non-GAAP Financial Measures This presentation includes certain non-GAAP financial measures, including earnings available for distribution. We believe the non-GAAP financial measures are useful for management, investors, analysts, and other interested parties in evaluating our performance but should not be viewed in isolation and are not a substitute for financial measures computed in accordance with U.S. generally accepted accounting principles (“GAAP”). In addition, we may calculate our non-GAAP metrics, such as earnings available for distribution, or the premium amortization adjustment, differently than our peers making comparative analysis difficult.

Recent Achievements and Performance Highlights Source: Company filings. Financial data as of March 31, 2025, unless otherwise noted. * Represents a non-GAAP financial measure; see Appendix. Detailed endnotes and a glossary of defined terms are included at the end of this presentation. Financial Performance Annaly increased the dividend to $0.70 per share, underscoring the strong performance of its diversified housing finance portfolio  Earnings available for distribution* of $0.72 per average common share for the quarter  Book value per common share of $19.02  Increased quarterly common stock cash dividend to $0.70 per share  Economic return of 3.0% for the first quarter Financing, Capital & Liquidity Annaly was well-positioned for market volatility with its enhanced liquidity position and continued low leverage profile  Economic leverage* of 5.7x, up from 5.5x in the fourth quarter  $7.5 billion of total assets available for financing(1), including cash and unencumbered Agency MBS of $4.7 billion  Annaly Residential Credit Group remains the largest non-bank issuer and the second largest issuer overall of Prime Jumbo and Expanded Credit MBS, pricing 8 residential whole loan securitizations totaling $4.2 billion in proceeds in 2025 year-to-date(2)  Since the beginning of the year, Annaly’s Residential Credit business increased financing capacity by $400 million through new and expanded credit facilities; total warehouse capacity across both Annaly’s Residential Credit and MSR businesses of $5.8 billion(3)  Average GAAP cost of interest-bearing liabilities of 4.77%, down 19 basis points quarter-over-quarter, and average economic cost of interest-bearing liabilities* of 3.88%, up 9 basis points quarter-over-quarter  Raised $496 million of accretive common equity through the Company’s at-the-market sales program during the quarter(4) Portfolio Performance Annaly modestly grew its portfolio during the first quarter and remained overweight Agency MBS given robust relative returns  Total portfolio of $84.9 billion(5), including $75.0 billion in highly liquid Agency MBS strategy, which represents 88% of total assets and 61% of dedicated capital  During the quarter, Annaly’s Agency portfolio increased by 6% with portfolio activity focused on allocating accretive capital raised into intermediate coupon TBA securities  Annaly’s Residential Credit portfolio decreased 5% to $6.6 billion(5) driven by continued programmatic securitization issuance and opportunistic sales of third- party securities early in the quarter; correspondent channel activity remained robust with $5.3 billion in lock volume and total funded volume of $3.8 billion  Annaly’s MSR portfolio relatively unchanged at $3.3 billion(5) in market value, now representing 21% of dedicated capital – Received a 2024 SHARP award from Freddie Mac, recognizing superior mortgage servicing portfolio performance 3

First Quarter 2025 Financial Highlights Ea rn in gs & B oo k Va lu e In ve st m en t P or tf ol io Fi na nc in g, L iq ui di ty & H ed gi ng $0.15 | GAAP $0.72 Earnings Available for Distribution* $19.02 Book Value per Share 13.8% Dividend Yield(1) $0.70 Dividend per Share Net Interest Margin (ex. PAA)* $84.9bn Total Portfolio(2) $13.0bn Total Stockholders’ Equity Capital Allocation(3) Average Yield on Interest Earning Assets (ex. PAA)* Liquidity Position $4.7bn of cash and unencumbered Agency MBS $7.5bn of total assets available for financing(4) Total Hedge Portfolio(5) $71bn Hedge portfolio, up from $70bn in Q4’24 Economic Leverage*(6) Hedge Ratio(7) Average Economic Cost of Funds*(8) Source: Company filings. Financial data as of March 31, 2025, unless otherwise noted. * Represents a non-GAAP financial measure; see Appendix. Detailed endnotes and a glossary of defined terms are included at the end of this presentation. 4 3.79% 3.88% Q4 2024 Q1 2025 100% 95% Q4 2024 Q1 2025 5.5x 5.7x Q4 2024 Q1 2025 1.71% 1.69% Q4 2024 Q1 2025 5.26% 5.23% Q4 2024 Q1 2025 Agency 61% MSR 21% Residential Credit 18%

Established, Scaled Platforms Across Annaly’s Investment Strategies 5 Source: Company filings. Financial data as of March 31, 2025. Detailed endnotes and a glossary of defined terms are included at the end of this presentation. Agency Invests in Agency MBS & Agency CMBS securities collateralized by residential or commercial mortgages, guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae $8.0bn Capital(2) $75.0bn Portfolio Assets(1) $2.4bn Capital(2) $6.6bn Portfolio Assets(1) Residential Credit Invests predominantly in Non-Agency residential mortgage assets within the securitized product and whole loan markets Mortgage Servicing Rights Invests in Mortgage Servicing Rights, which provide the obligation to service residential loans in exchange for a fixed servicing fee $2.7bn Capital(2) $3.3bn Portfolio Assets(1) Total Shareholders’ Equity: $13.0bn Total Portfolio(1): $84.9bn

Q1 2025 Market and Economic Developments The Macroeconomic State of Affairs Note: For source information, please refer to the endnotes included at the end of this presentation. Detailed endnotes and a glossary of defined terms are included at the end of this presentation. Rising policy uncertainty has dampened business and consumer confidence, in turn slowing economic growth 6  The U.S. economy has entered a period of heightened uncertainty as the Trump Administration aims to effect changes across several policy areas, including a meaningful reordering of global trade  GDP growth appears to have slowed from the 2024 pace, as reduced consumer and business confidence has negatively impacted consumption and investment activity  The U.S. labor market has remained steady thus far, with the unemployment rate roughly unchanged in Q1 2025 and hiring slowing modestly below 2024 averages  Q1 2025 inflation was lower than previous years’ first quarter readings, but the potential impact of tariffs on U.S. goods imports presents a headwind for the Federal Reserve to achieve their 2% inflation target  Interest rate markets traded in a 50+ basis point range during the first quarter given a myriad of cross currents; subsequent to quarter end, volatility has risen even further as trade policy uncertainty has soared Increased tariffs have clouded the outlook for growth and inflation Consumption has moderated Treasuries traded in a wide range in Q1 -2% 0% 2% 4% 6% 8% 10% 12% 14% 2021 2022 2023 2024 2025 Real Consumption Growth(3), % SAAR Q1 2025 0% 5% 10% 15% 20% 25% 30% 1910 1920 1930 1940 1950 1960 1970 1980 1990 2000 2010 2020 U.S. Effective Tariff Rate(1), % Range of 2025 Effective Tariff Rate Estimates(2) 3.0% 3.5% 4.0% 4.5% 5.0% 5.5% 07/01/23 01/01/24 07/01/24 01/01/25 2-year 10-year Treasury Yields(4), %

Illustrative Return Opportunities & Market Dynamics Across Annaly's Investment Strategies

	Agency	Residential Credit	MSR
Current Illustrative Market Levered Returns[1]	**16%–19%**	**13%–16%**	**12%–14%**
Key Market Dynamics & Commentary	▪ While Agency MBS spreads ended the first quarter relatively unchanged, increased uncertainty in April has contributed to a sell-off in risk assets and Agency MBS spreads widened in sympathy to levels not seen since late 2023 – Spread levels are historically attractive, particularly for swap-based hedges ▪ However, long-term technical factors and funding conditions remain supportive ▪ Prepayment risk remains muted as mortgage rates are historically elevated	▪ HPA continued to decelerate with regional variation persisting – Down 8 basis points month-over-month and up 1.2% year-over-year[2] on a national level ▪ ~25% increase in Non-Agency issuance volumes year-over-year[3] – Strong growth seen in Non-QM, HELOC/CES and NPL/RPL ▪ Securitization issuance has remained healthy as new issue markets have been open and continued to be accretive to warehouse financing	▪ Strong fundamental asset performance has supported MSR returns, including: – Low prepayments – Muted delinquencies – Predictable servicing costs – High levels of float income ▪ Low note rate MSR valuations increased marginally, largely driven by modest spread tightening ▪ Bulk supply remains episodic though sustainable given continued challenging origination environment
Annaly's Positioning	▪ Following programmatic shift to higher coupon specified pools, we predominantly purchased intermediate coupon TBA securities during the quarter ▪ Maintained a prudent leverage ratio with substantial liquidity and a conservative hedge portfolio ▪ Agency CMBS remains accretive to overall portfolio returns while improving convexity ▪ Best-in-class portfolio analytics and modeling	▪ Continued robust correspondent channel acquisitions with quarterly fundings of $3.8 billion ▪ Locked pipeline represents a 758 weighted average FICO and 67% CLTV ratio at origination ▪ OBX is one of the largest and most liquid sponsors of residential credit securitizations, representing 20% of Non-QM issuance and 7% of total gross Non-Agency issuance in Q1 2025[3] ▪ Whole loans and retained OBX securities continue to be preferred avenue for growth relative to third-party securities	▪ Top 10 non-bank Agency MBS servicer with the lowest note rate among top 20 servicers[4] ▪ Recognized for high-quality servicing as recipient of Freddie Mac 2024 SHARP award ▪ MSR portfolio continued to exhibit exceptional credit characteristics – 757 weighted average FICO and 70% LTV ratio at origination ▪ Recapture and subservicing relationships with industry leaders; potential for enhanced portfolio yield from sector consolidation

Source: Company filings. Financial data as of March 31, 2025. Market data as of April 28, 2025, unless otherwise noted.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY 7

Business Update

 Annaly’s Agency portfolio is made up of high-quality and liquid securities, predominantly specified pools, TBAs and derivatives  Portfolio benefits from in-house proprietary analytics that identify emerging prepayment trends and a focus on durable cash flows  Diverse set of investment options within the Agency market, including Agency CMBS, which provides complementary duration and return profiles to Agency MBS  Comprehensive hedging capabilities through an array of products (swaps, swaptions, Treasuries) enhance portfolio performance  Access to deep and varied financing sources, including traditional bilateral repo, sponsored repo and proprietary broker-dealer repo Agency | Business Update Annaly deployed accretive capital raised into Agency MBS while maintaining prudent leverage and ample liquidity 9 Source: Company filings. Financial data as of March 31, 2025. Note: Portfolio data as of quarter end for each respective period. Detailed endnotes and a glossary of defined terms are included at the end of this presentation. Agency Portfolio Detail Assets Hedges(2) Funding(3) Strategic Approach  Agency MBS spreads ended the quarter relatively unchanged after tightening in January and February as increased volatility and risk-off sentiment weighed on spreads in March  Technical factors in the sector are generally constructive over the long term − Full-year 2025 MBS supply and Fed runoff estimates remain slightly below $400 billion(1) with the potential for further slowdown into economic weakness or continued elevated mortgage rates − Money manager inflows have remained supportive of the sector, but slowed in March given higher uncertainty and risk off sentiment − Bank regulatory relief continues to be high on the Trump Administration’s agenda, which is expected to be supportive of MBS spreads Market Trends 0% 25% 50% 75% 100% 2021 2022 2023 2024 '25 Pools TBA NLY Specified Pools and TBA Holdings, % 0% 25% 50% 75% 100% 2021 2022 2023 2024 '25 Swaps Swaptions Treasuries Agency Hedging Composition, % 0% 25% 50% 75% 100% 2021 2022 2023 2024 '25 Within 30 30–120 days Over 120 Agency Funding Composition, %

Agency | Portfolio Summary

- Annaly's Agency Portfolio: $75.0 billion(1) in assets at the end of Q1 2025, an increase of 6% compared to Q4 2024
- Annaly allocated incremental capital into intermediate coupon TBA securities (4.0% and 4.5% coupons) and higher coupon specified pools (predominantly 5.5% coupons)
  - The weighted average coupon of the portfolio decreased 5 basis points to 4.95% quarter-over-quarter
- Given the highly uncertain environment, we maintained a defensive stance on interest rate exposure across the yield curve and proactively adjusted our hedge exposure between Treasury futures and swaps
- In the first quarter, Annaly's MBS portfolio prepaid 7.1 CPR, down from 8.7 CPR in Q4 2024 given seasonal factors and continued elevated interest rates

Total Dedicated Capital: $8.0 billion(1)

Asset Type(1)


30yr 94%
ARM/HECM <1%
ACMBS 5%
IO/IIO/CMO <1%
20yr <1%

Pass Through Coupon Type(2)


<=2.5% 2%
3.0% 3%
3.5% 8%
4.0% 10%
4.5% 14%
5.0% 16%
5.5% 22%
6.0% 16%
>=6.5% 9%

Portfolio Quality(3)


Generic/Other 9%
WALA 4%
Other Call Protected 15%
High Quality 45%
Medium Quality 27%

Note: Financial data as of March 31, 2025. Percentages based on fair market value and may not sum to 100% due to rounding.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY 10

Residential Credit | Business Update Annaly Residential Credit Group continued its robust pace of securitization activity while focusing on maintaining the strong credit profile of the portfolio 11Source: Company filings. Financial data as of March 31, 2025. Detailed endnotes and a glossary of defined terms are included at the end of this presentation.  Agile platform that can deploy capital across both the residential whole loan and Non-Agency securities markets  Whole loan acquisition via Onslow Bay correspondent channel and securitization program provides the ability to create proprietary investments tailored to desired credit preferences with control over asset selection, counterparties and loss mitigation  Programmatic securitization sponsor of new origination residential whole loans with 80 deals comprising $35.3 billion of issuance since the beginning of 2018(1)  Modest use of balance sheet leverage with most assets term financed through securitization Strategic Approach  Non-Agency RMBS spreads widened over the quarter, a trend that continued post-quarter end though was well-contained relative to other risk assets − Non-QM AAA and CRT M2 spreads both ended the quarter ~25 basis points wider; subsequent to quarter end, spreads widened a further ~25 basis points in April but have since partially retraced(2)  The Zillow Home Price Index was down 8 basis points month-over-month in March though up 1.2% year-over-year(3) − Onslow Bay GAAP whole loan portfolio mark-to-market LTV of 61% compared to 68% original LTV  Onslow Bay’s credit strategy continued to produce the lowest delinquencies (D60+) among the top 10 Non-QM issuers(4) Market and Credit Trends Recent Onslow Bay Highlights Correspondent Channel Quarterly Lock and Funded Volumes ($mm) OBX Securitizations – UPB Issued ($mm) Performance Across the Top 10 Largest Non-QM Issuers – D60+ Delinquencies(4) $618 Million OBX 2025-NQM1 Non-QM | Jan 2025 $719 Million OBX 2025-NQM2 Non-QM | Feb 2025 $577 Million OBX 2025-NQM3 Non-QM | Feb 2025 $626 Million OBX 2025-NQM4 Non-QM | Mar 2025 $216 Million OBX 2025-HE1 HELOC | Mar 2025 $335 Million OBX 2025-NQM5 Non-QM | Mar 2025 $553 Million OBX 2025-NQM6 Non-QM | Apr 2025 $572 Million OBX 2025-NQM7 Non-QM | Apr 2025 $3,742 $4,091 $4,369 $5,397 $5,268 $2,266 $2,767 $2,889 $3,815 $3,789 Q1 2024 Q2 2024 Q3 2024 Q4 2024 Q1 2025 Locks Fundings 2.6% 3.1% 3.9% 4.0% 4.1% 4.2% 4.4% 5.3% 5.4% 6.4%

Residential Credit | Portfolio Summary

- Annaly Residential Credit Portfolio: $6.6 billion in assets[(1)] at the end of Q1 2025, a decrease of 5% compared to Q4 2024 primarily attributable to opportunistic net sales of third-party securities early in the quarter and a reduced whole loan position
  - Consists of a $4.5 billion securities portfolio and a $2.1 billion whole loan portfolio[(1)]
- During the quarter, settled $3.9 billion in whole loans[(2)] across both Onslow Bay and our joint venture
- Since the beginning of the year, Annaly priced eight securitizations totaling $4.2 billion in proceeds[(3)]
  - During the quarter, closed its inaugural HELOC securitization (OBX 2025-HE1)
  - Annaly remains the largest non-bank issuer and the second largest issuer overall of Prime Jumbo & Expanded Credit MBS[(4)] and has the lowest delinquencies (D60+) among the top 10 Non-QM issuers[(5)]
  - Securitization strategy has resulted in $21.8 billion of OBX debt outstanding at an average cost of funds of 5.4%[(6)]

Total Dedicated Capital: $2.4 billion

Sector Type[(7)(8)]



CRE CLO, 1%
CRT
8%
OBX Retained
38%
WL
32%
Prime
1%
Alt A
3%
Prime Jumbo
2%
RPL
8%
NPL
4%
Subprime
3%

Coupon Type[(7)]



ARM
2%
IO
11%
Floating
10%
Fixed
58%
Fixed Duration <2yrs
19%

Rating



Investment
Grade
44%
Unrated
31%
Non-Investment
Grade
25%

Note: Financial data as of March 31, 2025, unless otherwise noted. Portfolio statistics and percentages are based on fair market value, reflect economic interest in securitizations and are net of participations issued. OBX Retained classification includes the fair market value of the economic interest of certain positions that are classified as Assets transferred or pledged to securitization vehicles within our Consolidated Financial Statements. Percentages may not sum to 100% due to rounding.

Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY 12

MSR | Business Update

Annaly's MSR portfolio was roughly unchanged in the first quarter with new purchases replacing runoff; the portfolio continued to exhibit highly stable cash flows with strong credit quality

Strategic Approach

- MSR portfolio complements Annaly's Agency MBS strategy by offering an attractive yield while providing a hedge to mortgage basis volatility and slower prepayment speeds on discount dollar-priced MBS
- As an established and scaled servicer, Annaly is well-positioned for opportunistic growth in both the bulk and flow MSR markets
- Annaly serves as a strategic partner to originators given certainty of capital and complementary business strategy
- Dynamic recapture capabilities through the ability to allocate across several industry-leading recapture partners
- Portfolio consists of low coupon, high-quality conventional MSR[1]

Market Trends

- Annaly's portfolio continued to benefit from slow prepayment speeds (down ~9% quarter-over-quarter) and muted delinquencies
- Annaly's MSR valuations increased moderately in the first quarter driven primarily by modest spread tightening on low note rate MSR
- Pricing has remained firm across both bulk and flow channels YTD
- First quarter bulk MSR supply was roughly in line with the prior quarter
  - We expect continued bulk activity for the balance of the year given elevated volatility and originator liquidity needs

Freddie Mac 2024 Bronze SHARP Award Recipient



SERVICER
HONORS
AND
REWARDS
PROGRAM
2024 Freddie Mac SHARP℠ Award Winner
Recognized for superior servicing portfolio performance
ONSLOW BAY FINANCIAL
An Annaly Company

Annaly MSR Holdings (Market Value, $mm)



Q4 2022
$1,787
$1,748
$39
Q4 2023
$2,675
$518
$2,122
$35
Q1 2024
$2,685
$2,651
$34
Q2 2024
$2,820
$2,786
$34
Q3 2024
$2,850
$125
$2,693
$32
Q4 2024
$3,326
$385
$2,909
$32
Q1 2025
$3,338
$34
$3,273
$31
MSR
Unsettled MSR Commitments
MSR of LP Interest

Source: Company filings. Financial data as of March 31, 2025.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY 13

MSR | Portfolio Summary

- Annaly MSR Portfolio: $3.3 billion[1] in market value at the end of Q1 2025, relatively unchanged compared to Q4 2024
  - Onslow Bay settled $28 billion in UPB during the first quarter, which consisted primarily of previously announced MSR purchases; $48 million in market value ($3 billion in UPB) of newly committed purchases during the quarter[1]
  - Portfolio experienced modest mark-to-market gains during the quarter
- MSR portfolio remained significantly out-of-the-money, supporting Annaly's stable cash flow profile, and continued to exhibit exceptional credit characteristics

Current MSR Portfolio by the Numbers[2]
(Excludes MSR of LP Interest)

$219.9 UPB ($bn)	676 Loan Count ('000)	3.23% Weighted Average Note Rate
3.4% 3M CPR	757 / 70% Wtd. Avg. FICO / LTV (at Origination)	0.5% D60+

Total Dedicated Capital: $2.7 billion

Underlying Note Rate Distribution[2]



4.5% to 5.0%
1%
>5.0%
4%
<2.0%
1%
4.0% to 4.5%
2%
2.0% to 2.5%
3%
3.5% to 4.0%
12%
2.5% to 3.0%
49%
3.0% to 3.5%
27%

Annaly MSR Valuation and Prepayment Speeds[3] (Excludes MSR of LP Interest)



5.57x
5.67x
5.60x
5.78x
5.84x
2.6% 2.7% 3.0%
3.5% 3.9% 4.2%
4.2% 4.1% 3.9%
3.9% 3.7% 3.7%
3.3% 3.2% 3.4%
Jan Feb Mar
Q1 2024
Apr May Jun
Q2 2024
Jul Aug Sep
Q3 2024
Oct Nov Dec
Q4 2024
Jan Feb Mar
Q1 2025
MSR Multiple
3M CPR

Source: Company filings. Financial data as of March 31, 2025.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY 14

Financial Highlights and Trends

Financial Highlights and Trends

Unaudited

	For the quarters ended				
	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024
GAAP net income (loss) per average common share[(1)]	$0.15	$0.78	$0.05	($0.09)	$0.85
Earnings available for distribution per average common share*[(1)]	$0.72	$0.72	$0.66	$0.68	$0.64
Dividends declared per common share	$0.70	$0.65	$0.65	$0.65	$0.65
Book value per common share	$19.02	$19.15	$19.54	$19.25	$19.73
Annualized GAAP return (loss) on average equity[(2)]	4.04%	15.00%	2.77%	(0.31%)	16.29%
Annualized EAD return on average equity*	14.43%	14.27%	12.95%	13.36%	12.63%
Net interest margin[(3)]	0.87%	0.75%	0.06%	0.24%	(0.03%)
Average yield on interest earning assets[(4)]	5.18%	5.36%	5.16%	5.17%	4.88%
Average GAAP cost of interest bearing liabilities[(5)]	4.77%	4.96%	5.42%	5.43%	5.40%
Net interest margin (excluding PAA)[(3)]*	1.69%	1.71%	1.52%	1.58%	1.43%
Average yield on interest earning assets (excluding PAA)[(4)]*	5.23%	5.26%	5.25%	5.14%	4.87%
Average economic cost of interest bearing liabilities[(5)]*	3.88%	3.79%	3.93%	3.90%	3.78%
GAAP leverage, at period-end[(6)]	6.8x	7.1x	6.9x	7.1x	6.7x
Economic leverage, at period-end[(6)]*	5.7x	5.5x	5.7x	5.8x	5.6x

* Represents a non-GAAP financial measure; see Appendix.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY
16

Financial Highlights and Trends (cont’d) 17 Unaudited (dollars in thousands) For the quarters ended 3/31/2025 12/31/2024 9/30/2024 6/30/2024 3/31/2024 Agency mortgage-backed securities $68,329,720 $67,434,068 $69,150,399 $64,390,905 $63,542,230 Residential credit risk transfer securities 521,059 754,915 826,841 838,437 871,421 Non-Agency mortgage-backed securities 1,451,524 1,493,186 1,616,696 1,702,859 1,933,910 Commercial mortgage-backed securities 59,061 74,278 106,241 112,552 153,128 Total securities $70,361,364 $69,756,447 $71,700,177 $67,044,753 $66,500,689 Residential mortgage loans $3,860,555 $3,546,902 $2,305,613 $2,548,228 $2,717,823 Total loans, net $3,860,555 $3,546,902 $2,305,613 $2,548,228 $2,717,823 Mortgage servicing rights $3,272,902 $2,909,134 $2,693,057 $2,785,614 $2,651,279 Residential mortgage loans transferred or pledged to securitization vehicles $24,464,281 $21,973,188 $21,044,007 $17,946,812 $15,614,750 Assets transferred or pledged to securitization vehicles $24,464,281 $21,973,188 $21,044,007 $17,946,812 $15,614,750 Total investment portfolio $101,959,102 $98,185,671 $97,742,854 $90,325,407 $87,484,541 Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

Quarter-Over-Quarter Interest Rate & MBS Spread Sensitivity

Unaudited

- The interest rate sensitivity and MBS spread sensitivity are based on the portfolios as of March 31, 2025 and December 31, 2024, respectively
- The interest rate sensitivity reflects instantaneous parallel shifts in rates
- The MBS spread sensitivity shifts MBS spreads instantaneously and reflects exposure to MBS basis risk
- All tables assume no active management of the portfolio in response to rate or spread changes

Interest Rate Sensitivity(1)

	As of March 31, 2025		As of December 31, 2024	
Interest Rate Change (bps)	Estimated Percentage Change in Portfolio Market Value(2)	Estimated Change as a % of NAV(2)(3)	Estimated Percentage Change in Portfolio Market Value(2)	Estimated Change as a % of NAV(2)(3)
(75)	(0.1%)	(0.8%)	0.1%	0.5%
(50)	—%	0.1%	0.1%	1.0%
(25)	0.1%	0.4%	0.1%	0.8%
25	(0.1%)	(1.0%)	(0.2%)	(1.3%)
50	(0.3%)	(2.4%)	(0.4%)	(2.9%)
75	(0.6%)	(4.1%)	(0.7%)	(4.8%)

MBS Spread Sensitivity(1)

	As of March 31, 2025		As of December 31, 2024	
MBS Spread Shock (bps)	Estimated Change in Portfolio Market Value(2)	Estimated Change as a % of NAV(2)(3)	Estimated Change in Portfolio Market Value(2)	Estimated Change as a % of NAV(2)(3)
(25)	1.4%	9.8%	1.3%	9.8%
(15)	0.8%	5.9%	0.8%	5.9%
(5)	0.3%	1.9%	0.3%	1.9%
5	(0.3%)	(1.9%)	(0.3%)	(1.9%)
15	(0.8%)	(5.8%)	(0.8%)	(5.8%)
25	(1.3%)	(9.6%)	(1.3%)	(9.6%)

Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY

18

Appendix | Non-GAAP Reconciliations

Non-GAAP Reconciliations 20 Earnings Available for Distribution (“EAD”), a non-GAAP measure, is defined as the sum of (a) economic net interest income, (b) TBA dollar roll income, (c) net servicing income less realized amortization of MSR, (d) other income (loss) (excluding amortization of intangibles, non-EAD income allocated to equity method investments and other non-EAD components of other income (loss)), (e) general and administrative expenses (excluding transaction expenses and non-recurring items) and (f) income taxes (excluding the income tax effect of non-EAD income (loss) items) and excludes (g) the premium amortization adjustment ("PAA") representing the cumulative impact on prior periods, but not the current period, of quarter-over-quarter changes in estimated long-term prepayment speeds related to the Company’s Agency mortgage-backed securities. For additional definitions of non-GAAP measures, please refer to Annaly’s First Quarter 2025 earnings release.

Non-GAAP Reconciliations *(cont'd)*

Unaudited *(dollars in thousands, except per share amounts)*

To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, the Company provides non-GAAP financial measures. These measures should not be considered a substitute for, or superior to, financial measures computed in accordance with GAAP. These non-GAAP measures provide additional detail to enhance investor understanding of the Company's period-over-period operating performance and business trends, as well as for assessing the Company's performance versus that of industry peers. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP results are provided below and on the next page.

	For the quarters ended				
	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024
GAAP Net Income to Earnings Available for Distribution Reconciliation					
GAAP net income (loss)	$130,305	$473,076	$82,351	($8,833)	$465,174
Adjustments to excluded reported realized and unrealized (gains) losses:					
Net (gains) losses on investments and other[1]	(810,970)	2,010,664	(1,724,051)	568,874	994,120
Net (gains) losses on derivatives[2]	1,169,412	(1,958,777)	2,071,493	(132,115)	(1,046,995)
Other adjustments:					
Amortization of intangibles	673	671	673	673	673
Non-EAD (income) loss allocated to equity method investments[3]	147	(652)	1,465	(523)	216
Transaction expenses and non-recurring items[4]	6,782	6,251	4,966	5,329	3,737
Income tax effect on non-EAD income (loss) items	7,355	5,594	(9,248)	10,016	(2,918)
TBA dollar roll income[5]	11,275	2,086	(1,132)	486	1,375
MSR amortization[6]	(62,433)	(64,497)	(62,480)	(56,100)	(50,621)
EAD attributable to non-controlling interests	(2,985)	(2,114)	(2,893)	(3,362)	(3,786)
Premium amortization adjustment (PAA) cost (benefit)	12,296	(25,287)	21,365	(7,306)	(3,013)
Earnings Available for Distribution*	461,857	447,015	382,509	377,139	357,962
Dividends on preferred stock	37,157	38,704	41,628	37,158	37,061
Earnings available for distribution attributable to common shareholders*	$424,700	$408,311	$340,881	$339,981	$320,901
GAAP net income (loss) per average common share[7]	$0.15	$0.78	$0.05	($0.09)	$0.85
Earnings available for distribution per average common share[7]*	$0.72	$0.72	$0.66	$0.68	$0.64
Annualized GAAP return (loss) on average equity[8]	4.04%	15.00%	2.77%	(0.31%)	16.29%
Annualized EAD return on average equity (excluding PAA)*	14.43%	14.27%	12.95%	13.36%	12.63%

* Represents a non-GAAP financial measure.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY
21

Non-GAAP Reconciliations *(cont'd)*

Unaudited *(dollars in thousands)*

	For the quarters ended				
	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024
Premium Amortization Reconciliation					
Premium amortization expense	$57,412	$8,196	$53,448	$10,437	$26,732
Less:					
PAA cost (benefit)	12,296	(25,287)	21,365	(7,306)	(3,013)
Premium amortization expense (excluding PAA)	$45,116	$33,483	$32,083	$17,743	$29,745
Interest Income (excluding PAA) Reconciliation					
GAAP interest income	$1,317,108	$1,338,880	$1,229,341	$1,177,325	$1,094,488
PAA cost (benefit)	12,296	(25,287)	21,365	(7,306)	(3,013)
Interest income (excluding PAA)*	$1,329,404	$1,313,593	$1,250,706	$1,170,019	$1,091,475
Economic Interest Expense Reconciliation					
GAAP interest expense	$1,097,137	$1,151,592	$1,215,940	$1,123,767	$1,100,939
Add:					
Net interest component of interest rate swaps and net interest on initial margin related to interest rate swaps [1]	(204,389)	(272,305)	(333,696)	(317,297)	(330,149)
Economic interest expense*	$892,748	$879,287	$882,244	$806,470	$770,790
Economic Net Interest Income (excluding PAA) Reconciliation					
Interest income (excluding PAA)	$1,329,404	$1,313,593	$1,250,706	$1,170,019	$1,091,475
Less:					
Economic interest expense*	892,748	879,287	882,244	806,470	770,790
Economic net interest income (excluding PAA)*	$436,656	$434,306	$368,462	$363,549	$320,685
Economic Metrics (excluding PAA)					
Average interest earning assets	$101,631,610	$99,876,810	$95,379,071	$91,008,934	$89,738,726
Interest income (excluding PAA)*	1,329,404	1,313,593	1,250,706	1,170,019	1,091,475
Average yield on interest earning assets (excluding PAA)*[2]	5.23%	5.26%	5.25%	5.14%	4.87%
Average interest bearing liabilities	$92,001,700	$90,773,953	$87,819,655	$81,901,223	$80,682,111
Economic interest expense*	892,748	879,287	882,244	806,470	770,790
Average economic cost of interest bearing liabilities*[3]	3.88%	3.79%	3.93%	3.90%	3.78%
Interest income (excluding PAA)*	$1,329,404	$1,313,593	$1,250,706	$1,170,019	$1,091,475
TBA dollar roll income	11,275	2,086	(1,132)	486	1,375
Economic interest expense	(892,748)	(879,287)	(882,244)	(806,470)	(770,790)
Subtotal	$447,931	$436,392	$367,330	$364,035	$322,060
Average interest earning assets	$101,631,610	$99,876,810	$95,379,071	$91,008,934	$89,738,726
Average TBA contract balances	4,625,212	2,013,666	973,713	998,990	149,590
Subtotal	$106,256,822	$101,890,476	$96,352,784	$92,007,924	$89,888,316
Net interest margin (excluding PAA)*	1.69%	1.71%	1.52%	1.58%	1.43%

* Represents a non-GAAP financial measure.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY
22

Non-GAAP Reconciliations *(cont'd)*

Unaudited *(dollars in thousands)*

	For the quarters ended				
	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024
Economic leverage ratio reconciliation					
Repurchase agreements	$61,659,460	$65,688,923	$64,310,276	$60,787,994	$58,975,232
Other secured financing	900,000	750,000	600,000	600,000	600,000
Debt issued by securitization vehicles	21,802,193	19,540,678	18,709,118	15,831,915	13,690,967
Participations issued	1,748,273	1,154,816	467,006	1,144,821	1,161,323
U.S. Treasury securities sold, not yet purchased	2,519,125	2,470,629	2,043,519	1,974,602	2,077,404
Total GAAP debt	$88,629,051	$89,605,046	$86,129,919	$80,339,332	$76,504,926
Less non-recourse debt:					
Debt issued by securitization vehicles	($21,802,193)	($19,540,678)	($18,709,118)	($15,831,915)	($13,690,967)
Participations issued	(1,748,273)	(1,154,816)	(467,006)	(1,144,821)	(1,161,323)
Total recourse debt	$65,078,585	$68,909,552	$66,953,795	$63,362,596	$61,652,636
Plus / (Less):					
Cost basis of TBA derivatives	$6,612,755	$3,158,058	$3,333,873	$1,639,941	$1,136,787
Payable for unsettled trades	2,304,774	308,282	1,885,286	1,096,271	2,556,798
Receivable for unsettled trades	(2,523)	(2,201,447)	(766,341)	(320,659)	(941,366)
Economic debt*	$73,993,591	$70,174,445	$71,406,613	$65,778,149	$64,404,856
Total equity	13,084,508	12,696,952	12,539,949	11,262,904	11,496,113
Economic leverage ratio*	5.7x	5.5x	5.7x	5.8x	5.6x

* Represents a non-GAAP financial measure.

ANNALY

23

Glossary and Endnotes

Glossary 25 ARM: Refers to Adjustable-Rate Mortgage CES: Refers to Closed End Second Liens CPR: Refers to Constant Prepayment Rate CRT: Refers to Credit Risk Transfer Securities EAD: Refers to Earnings Available for Distribution (formerly Core Earnings (excluding PAA)) Economic Return: Refers to the Company’s change in book value plus dividends declared divided by the prior period’s book value FOMC: Refers to the Federal Reserve System’s Federal Open Market Committee Ginnie Mae: Refers to the Government National Mortgage Association GSE: Refers to Government Sponsored Enterprise HELOC: Refers to Home Equity Line of Credit HPA: Refers to Home Price Appreciation IO: Refers to Interest-Only Bond MSR: Refers to Mortgage Servicing Rights Non-Performing Loan (“NPL”): A loan that is close to defaulting or is in default Non-QM: Refers to a Non-Qualified Mortgage OBX: Refers to Onslow Bay Securities Re-Performing Loan (“RPL”): A type of loan in which payments were previously delinquent by at least 90 days but have resumed SAAR: Refers to Seasonally Adjusted Annualized Growth Rate TBA: Refers to To-Be-Announced Securities Unencumbered Assets: Represents Annaly’s excess liquidity and defined as assets that have not been pledged or securitized (generally including cash and cash equivalents, Agency MBS, CRT, Non-Agency MBS, residential mortgage loans, MSR, reverse repurchase agreements, other unencumbered financial assets and capital stock) UPB: Refers to Unpaid Principal Balance WAC: Refers to Weighted Average Coupon

Endnotes 26 Page 3 1. Comprised of $6.3bn of unencumbered assets, which represents Annaly’s excess liquidity and defined as assets that have not been pledged or securitized (generally including cash and cash equivalents, Agency MBS, CRT, Non-Agency MBS, residential mortgage loans, MSR, reverse repurchase agreements, other unencumbered financial assets and capital stock), and $1.2bn of fair value of collateral pledged for future advances. 2. Issuer ranking data from Inside Nonconforming Markets from 2024 to Q1 2025 (April 18, 2025 issue). Used with permission. Includes two whole loan securitizations that priced in April 2025 totaling $1.1bn. 3. Includes a $100mm upsize to an existing credit facility for Annaly’s Residential Credit business that closed in April 2025. 4. Net of sales agent commissions and other offering expenses. 5. Total portfolio represents Annaly’s investments that are on-balance sheet as well as investments that are off- balance sheet in which Annaly has economic exposure. Assets exclude assets transferred or pledged to securitization vehicles of $24.5bn, include TBA purchase contracts (market value) of $6.6bn, include unsettled MSR commitments of $34mm, include $2.5bn of retained securities that are eliminated in consolidation and are shown net of participations issued totaling $1.7bn. MSR commitments represent the market value of deals where Annaly has executed a letter of intent. There can be no assurance whether these deals will close or when they will close. Page 4 1. Dividend yield is based on annualized Q1 2025 dividend of $0.70 and a closing price of $20.31 on March 31, 2025. 2. Total portfolio represents Annaly’s investments that are on-balance sheet as well as investments that are off- balance sheet in which Annaly has economic exposure. Assets exclude assets transferred or pledged to securitization vehicles of $24.5bn, include TBA purchase contracts (market value) of $6.6bn, include unsettled MSR commitments of $34mm, include $2.5bn of retained securities that are eliminated in consolidation and are shown net of participations issued totaling $1.7bn. MSR commitments represent the market value of deals where Annaly has executed a letter of intent. There can be no assurance whether these deals will close or when they will close. 3. Capital allocation for each of the investment strategies is calculated as the difference between each investment strategy’s allocated assets, which include TBA purchase contracts, and liabilities. 4. Comprised of $6.3bn of unencumbered assets, which represents Annaly’s excess liquidity and defined as assets that have not been pledged or securitized (generally including cash and cash equivalents, Agency MBS, CRT, Non-Agency MBS, residential mortgage loans, MSR, reverse repurchase agreements, other unencumbered financial assets and capital stock), and $1.2bn of fair value of collateral pledged for future advances. 5. Hedge portfolio excludes receiver swaptions. 6. Computed as the sum of recourse debt, cost basis of TBA derivatives outstanding and net forward purchases (sales) of investments divided by total equity. Recourse debt consists of repurchase agreements, other secured financing and U.S. Treasury securities sold, not yet purchased. Debt issued by securitization vehicles and participations issued are non-recourse to the Company and are excluded from this measure. 7. Hedge ratio measures total notional balances of interest rate swaps, interest rate swaptions (excluding receiver swaptions) and futures and U.S. Treasury securities sold, not yet purchased relative to repurchase agreements, other secured financing and cost basis of TBA derivatives outstanding and net forward purchases (sales) of investments; excludes MSR and the effects of term financing, both of which serve to reduce interest rate risk. Additionally, the hedge ratio does not take into consideration differences in duration between assets and liabilities. 8. Average economic cost of funds reflects economic interest expense. Page 5 1. Total portfolio represents Annaly’s investments that are on-balance sheet as well as investments that are off- balance sheet in which Annaly has economic exposure. Agency assets include TBA purchase contracts (market value) of $6.6bn. Residential Credit assets exclude assets transferred or pledged to securitization vehicles of $24.5bn, include $2.5bn of retained securities that are eliminated in consolidation and are shown net of participations issued totaling $1.7bn. MSR assets include unsettled MSR commitments of $34mm. MSR commitments represent the market value of deals where Annaly has executed a letter of intent. There can be no assurance whether these deals will close or when they will close. 2. Capital allocation for each of the investment strategies is calculated as the difference between each investment strategy’s allocated assets, which include TBA purchase contracts, and liabilities. Page 6 1. Represents the U.S. effective tariff rate from the U.S. International Trade Commission. 2. Represents the range of estimates for the U.S. effective tariff rate based on measures announced as of April 9, 2025 according to Yale Budget Lab modeling. Retrieved via https://budgetlab.yale.edu/research/fiscal-and- economic-effects-revised-april-9-tariffs on April 15, 2025. 3. Represents quarterly personal consumption data from the U.S. Bureau of Economic Analysis. 4. Represents U.S. Treasury yields as of April 28, 2025 retrieved via Bloomberg. Page 7 1. Levered return assumptions are for illustrative purposes only and attempt to represent current market asset returns and available leverage and financing terms for prospective investments of the same, or of a substantially similar, nature to those held in Annaly’s portfolio in each respective group. Illustrative levered returns do not represent returns of Annaly’s actual portfolio. For MSR, illustrative levered returns are shown hedged with Agency MBS/TBA. 2. Based on data from the Zillow U.S. Home Value Index for the period ended March 31, 2025. 3. Based on data compiled from market research as of March 31, 2025, including reports from BofA Securities, JP Morgan and Nomura. 4. Based on information aggregated from Fannie Mae and Freddie Mac monthly loan level files by eMBS servicing transfer data as of March 31, 2025. Excludes transfer activity related to platform acquisitions. Page 9 1. Based on data compiled from market research as of March 31, 2025, including reports from Barclays, BofA Securities, JP Morgan and Morgan Stanley. Estimate represents both organic growth of Agency MBS outstanding and Fed portfolio runoff. 2. Represents Agency's hedging profile and does not reflect Annaly's full hedging profile across all three businesses. 3. Represents Agency’s funding profile and does not reflect Annaly's full funding profile across all three businesses. Page 10 1. Includes TBA purchase contracts. 2. Includes TBA purchase contracts and fixed-rate pass-through certificates. 3. Includes fixed-rate pass-through certificates only. “High Quality Spec” protection is defined as pools backed by original loan balances of up to $150k, highest LTV pools (CR>125% LTV), geographic concentrations (NY/PR). “Med Quality Spec” includes loan balance pools greater than or equal to $175k up to $300k and high LTV (CQ 105-125% LTV) and 40-year pools. “Other Call Protected” is defined as pools backed by Florida loans, pools with mission density scores greater than or equal to 2, as well as investor and second home pools. “40+ WALA” is defined as weighted average loan age greater than 40 months and treated as seasoned collateral. Page 11 1. Includes two whole loan securitizations that priced in April 2025 totaling $1.1bn. 2. Current spread levels as of April 28, 2025. 3. Based on data from the Zillow U.S. Home Value Index for the period ended March 31, 2025. Month-over-month data is seasonally adjusted, while year-over-year data is not. 4. Based on data from the BofA Securities Non-QM Shelf and Deal Report for the period ended March 31, 2025. Page 12 1. Excludes assets transferred or pledged to securitization vehicles of $24.5bn, include $2.5bn of retained securities that are eliminated in consolidation and are shown net of participations issued totaling $1.7bn. 2. Whole loans settled include loans from a joint venture with a sovereign wealth fund as well as loans from sponsored securitizations. 3. Includes two whole loan securitizations that priced in April 2025 totaling $1.1bn. 4. Issuer ranking data from Inside Nonconforming Markets from 2024 to Q1 2025 (April 18, 2025 issue). Used with permission. 5. Based on data from the BofA Securities Non-QM Shelf and Deal Report for the period ended March 31, 2025. 6. Reflects cost of funds only for outstanding debt held by third parties for the quarter ended March 31, 2025. 7. Shown exclusive of securitized residential mortgage loans of consolidated variable interest entities. 8. Prime includes $28.3mm of Prime IO, OBX Retained contains $382.4mm of Prime IO and Prime Jumbo IO and Prime Jumbo includes $91.7mm of Prime Jumbo IO.

Endnotes (cont’d) 27 Page 13 1. Portfolio excludes retained servicing on whole loans within the Residential Credit portfolio. Page 14 1. MSR assets include unsettled MSR commitments of $34mm. MSR commitments represent the market value of deals where Annaly has executed a letter of intent. There can be no assurance whether these deals will close or when they will close. 2. Excludes unsettled commitments of $34mm. D60+ stat based on UPB. 3. Excludes unsettled commitments of $125mm in Q3 2024, $385mm in Q4 2024 and $34mm in Q1 2025. Prepayment data excludes assets in interim servicing. Page 16 1. Net of dividends on preferred stock. 2. Annualized GAAP return (loss) on average equity annualizes gains and (losses) which are not indicative of full year performance, unannualized GAAP return (loss) on average equity is 1.01%, 3.75%, 0.69%, (0.08%) and 4.07% for the quarters ended March 31, 2025, December 31, 2024, September 30, 2024, June 30, 2024 and March 31, 2024, respectively. 3. Net interest margin represents interest income less interest expense divided by average interest earning assets. Net interest margin (excluding PAA) represents the sum of the Company's interest income (excluding PAA) plus TBA dollar roll income less interest expense and the net interest component of interest rate swaps divided by the sum of average interest earning assets plus average TBA contract balances. 4. Average yield on interest earning assets represents annualized interest income divided by average interest earning assets. Average interest earning assets reflects the average amortized cost of our investments during the period. Average yield on interest earning assets (excluding PAA) is calculated using annualized interest income (excluding PAA). 5. Average GAAP cost of interest bearing liabilities represents annualized interest expense divided by average interest bearing liabilities. Average interest bearing liabilities reflects the average balances during the period. Average economic cost of interest bearing liabilities represents annualized economic interest expense divided by average interest bearing liabilities. Economic interest expense is comprised of GAAP interest expense, the net interest component of interest rate swaps, and, beginning with the quarter ended June 30, 2024, net interest on initial margin related to interest rate swaps, which is reported in Other, net in the Company’s Consolidated Statement of Comprehensive Income (Loss). Prior period results have not been adjusted in accordance with this change as the impact is not material. Net interest on variation margin related to interest rate swaps was previously and is currently included in the Net interest component of interest rate swaps in the Company's Consolidated Statement of Comprehensive Income (Loss) for all periods presented. 6. GAAP leverage is computed as the sum of repurchase agreements, other secured financing, debt issued by securitization vehicles, participations issued and U.S. Treasury securities sold, not yet purchased divided by total equity. Economic leverage is computed as the sum of recourse debt, cost basis of to-be-announced ("TBA") derivatives outstanding, and net forward purchases (sales) of investments divided by total equity. Recourse debt consists of repurchase agreements, other secured financing, and U.S. Treasury securities sold, not yet purchased. Debt issued by securitization vehicles and participations issued are non-recourse to the Company and are excluded from economic leverage. Page 18 1. Interest rate and MBS spread sensitivity are based on results from third-party models in conjunction with internally derived inputs. Actual results could differ materially from these estimates. 2. Scenarios include residential investment securities, residential mortgage loans, MSR and derivative instruments. 3. Net asset value (“NAV”) represents book value of common equity. Non-GAAP Reconciliations Page 21 1. Includes write-downs or recoveries on investments which is reported in Other, net in the Company’s Consolidated Statement of Comprehensive Income (Loss). 2. The adjustment to add back Net (gains) losses on derivatives does not include the net interest component of interest rate swaps which is reflected in earnings available for distribution. The net interest component of interest rate swaps totaled $191.5mm, $256.9, $317.5mm, $298.4mm and $330.1mm for the quarters ended March 31, 2025, December 31, 2024, September 30, 2024, June 30, 2024 and March 31, 2024, respectively. 3. The Company excludes non-EAD (income) loss allocated to equity method investments, which represents the unrealized (gains) losses allocated to equity interests in a portfolio of MSR, which is a component of Other income (loss). 4. All quarters presented include costs incurred in connection with securitizations of residential whole loans. 5. TBA dollar roll income represents a component of Net gains (losses) on derivatives. 6. MSR amortization represents the portion of changes in fair value that is attributable to the realization of estimated cash flows on the Company’s MSR portfolio and is reported as a component of Net unrealized gains (losses) on instruments measured at fair value. 7. Net of dividends on preferred stock. 8. Annualized GAAP return (loss) on average equity annualizes gains and (losses) which are not indicative of full year performance, unannualized GAAP return (loss) on average equity is 1.01%, 3.75%, 0.69%, (0.08%) and 4.07% for the quarters ended March 31, 2025, December 31, 2024, September 30, 2024, June 30, 2024 and March 31, 2024, respectively. Page 22 1. Interest on initial margin related to interest rate swaps is reported in Other, net in the Company’s Consolidated Statement of Comprehensive Income (Loss). 2. Average yield on interest earning assets (excluding PAA) represents annualized interest income (excluding PAA) divided by average interest earning assets. Average interest earning assets reflects the average amortized cost of our investments during the period. 3. Average economic cost of interest bearing liabilities represents annualized economic interest expense divided by average interest bearing liabilities. Average interest bearing liabilities reflects the average balances during the period. Economic interest expense is comprised of GAAP interest expense, the net interest component of interest rate swaps, and, beginning with the quarter ended June 30, 2024, net interest on initial margin related to interest rate swaps, which is reported in Other, net in the Company’s Consolidated Statement of Comprehensive Income (Loss). Prior period results have not been adjusted in accordance with this change as the impact is not material. Net interest on variation margin related to interest rate swaps was previously and is currently included in the Net interest component of interest rate swaps in the Company's Consolidated Statement of Comprehensive Income (Loss) for all periods presented.